Exhibit 10.13
Summary Sheet Regarding Amendment to Employment
Agreement as of March 1, 2006, between the Company and
Roberta Lipson
The base salary under the employment agreement was increased from $220,000 per year to $250,000 per year effective January 1, 2007.